CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Buffered Return Optimization Securities Linked to the Russell 2000® Index due August 30, 2013	$1,094,060	$127.02

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158385 Dated August 26, 2011
HSBC USA Inc. Buffered Return Optimization Securities
$1,094,060 Linked to the Russell 2000® Index due August 30, 2013
Investment Description

These Buffered Return Optimization Securities Linked to the Russell 2000® Index (the "Index") are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”), which we refer to as the “Securities”.  The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations.  If the Index Return is positive, HSBC will repay the Principal Amount at maturity plus pay a return equal to the Multiplier of 1.25 times the Index Return, up to the Maximum Gain of 29.50%. If the Index Return is zero or negative but the Index's percentage decline is less than the 15% Buffer, HSBC will repay the full Principal Amount at maturity. However, if the Index Return is negative and the Index's percentage decline is more than the 15% Buffer, HSBC will pay less than the full Principal Amount at maturity, resulting in a loss of principal to investors that is equal to the Index's decline in excess of 15%. Investing in the Securities involves significant risks.  HSBC will not pay any interest on the Securities. You may lose up to 85% of your Principal Amount if the Index Return is less than -15%.  The buffered downside market exposure applies only if you hold the Securities to maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.  If HSBC were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑
Enhanced Growth Potential: At maturity, the Securities enhance any positive Index Return up to the Maximum Gain. If the Index Return is negative, investors may be exposed to the negative Index Return at maturity.

❑
Buffered Downside Market Exposure: If the Index Return is zero or negative, but the Index's percentage decline is less than the 15% Buffer, HSBC will repay the full Principal Amount at maturity.   However, if the Index Return is negative and the Index’s decline is more than the 15% Buffer, HSBC will pay less than the full Principal Amount at maturity resulting in a loss of principal to investors that is equal to the Index's decline in excess of 15%.  Accordingly, you could lose up to 85% of the Principal Amount. The buffered downside market exposure applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates

Trade Date	August 26, 2011
Settlement Date	August 31, 2011
Final Valuation Date1	August 26, 2013
Maturity Date1	August 30, 2013

1 Subject to adjustment as described in the accompanying underlying supplement no. 3.

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE TERMS OF THE SECURITIES MAY NOT OBLIGATE HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX, SUBJECT TO THE BUFFER, WHICH CAN RESULT IN A LOSS OF UP TO 85% OF THE PRINCIPAL AMOUNT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF HSBC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 7 OF THIS PRICING SUPPLEMENT AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE US3-1 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 3, BEGINNING ON PAGE PS-3 OF THE ACCOMPANYING PRODUCT SUPPLEMENT AND BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering
HSBC USA Inc. is offering Buffered Return Optimization Securities Linked to the Russell 2000® Index. The return on the Principal Amount is subject to, and will not exceed, the predetermined Maximum Gain.  The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof.  The Maximum Gain for the Securities is listed below.

Index	Multiplier	Maximum Gain	Buffer	Initial Level	CUSIP	ISIN
Russell 2000® Index	1.25	29.50%	15%	691.79	40433C619	US40433C6194

See “Additional Information about HSBC USA Inc. and the Securities” on page 2 of this pricing supplement. The Securities offered will have the terms specified in the accompanying prospectus dated April 2, 2009, the accompanying prospectus supplement dated April 9, 2009, the accompanying underlying supplement no. 3, dated October 22, 2010 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement no. 3, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system.  HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc., acting as agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 12 for a description of the distribution arrangement.

	Price to Public(1)	Underwriting Discount(1)	Proceeds to Us
Per Security	$10.00	$0.20	$9.80
Total	$1,094,060	$21,881.20	$1,072,178.80
(1) UBS Financial Services Inc. will act as placement agent for sales to certain advisory accounts at a purchase price to such accounts of $9.80 per Security, and will not receive a sales commission with respect to such sales.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 9 of this pricing supplement.

UBS Financial Services Inc.	HSBC USA Inc.

Additional Information about HSBC USA Inc. and the Securities
This pricing supplement relates to one offering linked to the Index identified on the cover page.  The Index described in this pricing supplement is a reference asset as defined in underlying supplement no. 3 and the prospectus supplement, and the Securities being offered hereby are “notes” for purposes of underlying supplement no. 3 and the prospectus supplement. As a purchaser of a Security, you will acquire an investment instrument linked to the Index.  Although the Security offering relates to the Index identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Index, or as to the suitability of an investment in the Securities.

You should read this document together with the underlying supplement no. 3 dated October 22, 2010, the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, prospectus supplement or prospectus, the terms described in this pricing supplement will control.  You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 7 of this pricing supplement and in “Risk Factors” beginning on page US3-1 of the underlying supplement no. 3 and beginning on page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities.  You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC has filed a registration statement (including underlying supplement no. 3, a prospectus and prospectus supplement) with the SEC for the offering to which this pricing supplement relates.  Before you invest, you should read underlying supplement no. 3, the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Underlying supplement no. 3 dated October 22, 2010:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

♦	Prospectus supplement dated April 9, 2009:
www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

♦	Prospectus dated April 2, 2009:
www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

As used herein, references to “HSBC”, “we”, “the issuer”, “us” and “our” are to HSBC USA Inc. References to the “underlying supplement no. 3” mean the underlying supplement no. 3 dated October 22, 2010, references to “prospectus supplement” mean the prospectus supplement dated April 9, 2009 and references to “accompanying prospectus” mean the HSBC prospectus dated April 2, 2009.

Investor Suitability

 The Securities may be suitable for you if:

♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 85% of your Principal Amount.

♦    You can tolerate the loss of up to 85% of your Principal Amount and you are willing to make an investment that has similar downside market risk as a hypothetical investment in the Index, subject to the Buffer at maturity.

♦    You believe the Index will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain of 29.50%.

♦    You understand and accept that your potential return is limited by the Maximum Gain and you are willing to invest in the Securities based on the Maximum Gain of 29.50%.

♦    You are willing to hold the Securities to maturity, a term of two years, and accept that there may be little or no secondary market for the Securities.
♦    You do not seek current income from your investment and are willing to forego dividends paid on the stocks included in the Index.

♦    You are willing to assume the credit risk of HSBC, as issuer of the Securities, and understand that if HSBC defaults on its obligations you may not receive any amounts due to you including the repayment of your principal.

The Securities may not be suitable for you if:

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 85% of your Principal Amount.

♦    You cannot tolerate the loss of up to 85% of your Principal Amount and you are not willing to make an investment that has similar downside market risk as a hypothetical investment in the Index, subject to the Buffer at maturity.

♦    You seek an investment that provides a full return of principal at maturity.

♦    You believe that the level of the Index will decline during the term of the Securities, or you believe the Index will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦    You seek an investment that has unlimited return potential without a cap on appreciation.

♦    You are unwilling to invest in the Securities based on the Maximum Gain of 29.50%.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

♦    You seek current income from this investment or prefer to receive the dividends paid on the stocks included in the Index.

♦    You are unable or unwilling to hold the Securities to maturity, a term of two years, or you seek an investment for which there will be an active secondary market.

♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Securities, for any payment on the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 7 of this pricing supplement and the more detailed “Risk Factors” beginning on page US3-1 of the underlying supplement no. 3 and beginning on page S-3 of the accompanying prospectus supplement.

Final Terms
Issuer	HSBC USA Inc.
Issuer Price	$10.00 per Security for brokerage account holders; $9.80 per Security for advisory account holders.
Principal Amount	$10 per Security. The Payment at Maturity will be based on the Principal Amount per Security.
Term	2 years
Index	Russell 2000® Index (“RTY”)
Payment at Maturity (per $10 Principal Amount Security) 1
You will receive a cash payment at maturity linked to the performance of the Index during the term of the Securities.

If the Index Return is greater than zero, HSBC will pay you an amount equal to the lesser of:
(A) $10 + ($10 × Index Return × Multiplier); and
(B) $10 + ($10 × Maximum Gain).

If the Index Return is zero or negative, but the Index's percentage decline is not more than the Buffer, HSBC will pay you the $10 Principal Amount.

If the Index Return is negative and the Index's percentage decline is more than the Buffer, HSBC will pay you an amount calculated as follows:
$10 + [$10 × (Index Return + Buffer)]
In this case you could lose up to 85% of your Principal Amount.

Multiplier	1.25
Maximum Gain	29.50%
Buffer	15%
Index Return	Final Level – Initial Level
Initial Level
Initial Level	691.79, which was the Official Closing Level of the Index on the Trade Date.
Final Level	The Official Closing Level of the Index on the Final Valuation Date.
Official Closing Level
The Official Closing Level on any scheduled trading day will be the closing level of the Index as determined by the calculation agent and based on the value displayed on Bloomberg Professional® service page “RTY <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP / ISIN	40433C619 / US40433C6194
Calculation Agent	HSBC USA Inc. or one of its affiliates.
Trustee
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Investment Timeline

Under these circumstances, you could lose up to 85% of the Principal Amount of your Securities depending on how much the level of the Index decreases over the term of the Securities.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF HSBC. IF HSBC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE PAYMENT.

1 Payment at maturity and any repayment of principal is provided by HSBC USA INC., and therefore, is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

What are the tax consequences of the Securities?
You should carefully consider, among other things, the matters set forth in the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement.  The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith. Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, HSBC’s special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Index. HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Securities in accordance with this approach.  Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes.  See "Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts" in the prospectus supplement for certain U.S. federal income tax considerations applicable to Securities that are treated as pre-paid cash-settled forward or other executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above.  For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Security prior to the receipt of payments with respect to the Security or its earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Security as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Security could be subject to U.S. withholding tax in respect of a Security. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S.  federal income tax treatment of the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Scenario Analysis and Examples at Maturity
The below scenario analysis and examples are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Index relative to the Initial Level. We cannot predict the Final Level or the Official Closing Level of the Index on any other scheduled trading day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Index. The numbers set forth in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity for a $10.00 Principal Amount of Securities on a hypothetical offering of the Securities. The scenario analysis provides different hypothetical returns depending on the purchase price of the Securities.

The following scenario analysis and examples reflect the Initial Level of 691.79, the Maximum Gain of 29.50% and the Multiplier of 1.25.

Example 1 — The level of the Index increases from an Initial Level of 691.79 to a Final Level of 726.38. The Index Return is calculated as follows:

(726.38 – 691.79) / 691.79 = 5.00%

Because the Index Return is greater than zero, the Payment at Maturity for each $10.00 Principal Amount of Securities is calculated as the lesser of:

(A) $10.00 + ($10.00 × Index Return × Multiplier), and
(B) $10.00 + ($10.00 × Maximum Gain)
= the lesser of (A) $10.00 + ($10.00 × 5.00% × 1.25) and (B) $10.00 + ($10.00 × 29.50%)
= the lesser of (A) $10.00 + ($10.00 × 6.25%) and (B) $10.00 + ($10.00 × 29.50%)
=$10.00 + ($10.00 × 6.25%)
=$10.00 + $0.625
=$10.625

Because the Index Return of 5.00% multiplied by the Multiplier is less than the Maximum Gain of 29.50%, for each $10.00 Principal Amount of Securities, HSBC will pay you $10.625, resulting in a total return on the Securities of 6.25% for purchases by brokerage accounts at $10.00 per $10.00 Principal Amount and 8.42% for purchases by advisory accounts at $9.80 per $10.00 Principal Amount.

Example 2 — The level of the Index increases from an Initial Level of 691.79 to a Final Level of 864.74. The Index Return is calculated as follows:

(864.74 - 691.79) / 691.79 = 25.00%

Because the Index Return is greater than zero, the Payment at Maturity for each $10.00 Principal Amount of Securities is calculated as the lesser of:

(A) $10.00 + ($10.00 × Index Return × Multiplier), and
(B) $10.00 + ($10.00 × Maximum Gain)
= the lesser of (A) $10.00 + ($10.00 × 25.00% × 1.25) and (B) $10.00 + ($10.00 × 29.50%)
= the lesser of (A) $10.00 + ($10.00 × 31.25%) and (B) $10.00 + ($10.00 × 29.50%)
=$10.00 + ($10.00 × 29.50%)
=$10.00 + $2.95
=$12.95

Because the Index Return of 25.00% multiplied by the Multiplier is greater than the Maximum Gain of 29.50%, for each $10.00 Principal Amount of Securities, HSBC will pay you $12.95, the maximum payment on the Securities, resulting in a total return on the Securities of 29.50% for purchases by brokerage accounts at $10.00 per $10.00 Principal Amount and 32.14% for purchases by advisory accounts at $9.80 per $10.00 Principal Amount.

Example 3 — The level of the Index decreases from an Initial Level of 691.79 to a Final Level of 657.20. The Index Return is calculated as follows:

(657.20 - 691.79) / 691.79 = -5.00%

Because the Index Return is negative, but the Index's percentage decline of 5% is less than the Buffer of 15%, at maturity, for each $10.00 Principal Amount of Securities, HSBC will pay you the $10.00 Principal Amount, resulting in a zero percent return for purchases by brokerage accounts at $10.00 per $10.00 Principal Amount and a 2.04% return for purchases by advisory accounts at $9.80 per $10.00 Principal Amount.

Example 4 — The level of the Index decreases from an Initial Level of 691.79 to a Final Level of 553.43.  The Index Return is calculated as follows:

(553.43 - 691.79) / 691.79 = -20.00%

Because the Index Return is negative and the Index's percentage decline of 20% is more than the Buffer of 15%, at maturity, for each $10.00 Principal Amount of Securities HSBC will pay you an amount equal to the Principal Amount reduced by 1% for every 1% by which the Index's percentage decline exceeds the Buffer, and the Payment at Maturity is calculated as follows:

  $10.00 + [$10.00 × (Index Return + Buffer Amount)]
=$10.00 + [$10.00 × (-20.00% + 15.00%)]
=$10.00 + [$10.00 × -5.00%]

=$10.00 - $0.50
=$9.50

In this scenario, the total loss on the Securities is 5% for purchases by brokerage accounts at $10.00 per $10.00 Principal Amount and 3.06% for purchases by advisory accounts at $9.80 per $10.00 Principal Amount.

Hypothetical Final Level	Hypothetical Index Return	Multiplier	Hypothetical Payment at Maturity	Hypothetical Return on Securities Purchased at $10.00 (1)	Hypothetical Return on Securities Purchased at $9.80 by Advisory Accounts (2)
1,383.58	100.00%	1.25	$12.950	29.50%	32.14%
1,314.40	90.00%	1.25	$12.950	29.50%	32.14%
1,245.22	80.00%	1.25	$12.950	29.50%	32.14%
1,176.04	70.00%	1.25	$12.950	29.50%	32.14%
1,106.86	60.00%	1.25	$12.950	29.50%	32.14%
1,037.69	50.00%	1.25	$12.950	29.50%	32.14%
968.51	40.00%	1.25	$12.950	29.50%	32.14%
899.33	30.00%	1.25	$12.950	29.50%	32.14%
855.05	23.60%	1.25	$12.950	29.50%	32.14%
760.97	10.00%	1.25	$11.250	12.50%	14.80%
726.38	5.00%	1.25	$10.625	6.25%	8.42%
709.08	2.50%	1.25	$10.313	3.13%	5.23%
691.79	0.00%	N/A	$10.000	0.00%	2.04%
674.50	-2.50%	N/A	$10.000	0.00%	2.04%
657.20	-5.00%	N/A	$10.000	0.00%	2.04%
622.61	-10.00%	N/A	$10.000	0.00%	2.04%
588.02	-15.00%	N/A	$10.000	0.00%	2.04%
553.43	-20.00%	N/A	$9.500	-5.00%	-3.06%
484.25	-30.00%	N/A	$8.500	-15.00%	-13.27%
415.07	-40.00%	N/A	$7.500	-25.00%	-23.47%
345.90	-50.00%	N/A	$6.500	-35.00%	-33.67%
276.72	-60.00%	N/A	$5.500	-45.00%	-43.88%
207.54	-70.00%	N/A	$4.500	-55.00%	-54.08%
138.36	-80.00%	N/A	$3.500	-65.00%	-64.29%
69.18	-90.00%	N/A	$2.500	-75.00%	-74.49%
0.00	-100.00%	N/A	$1.500	-85.00%	-84.69%

(1) This “Hypothetical Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $10 per Security for all brokerage account holders.

(2) This “Hypothetical Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $9.80 per Security, which is the purchase price for investors in advisory accounts. See "Supplemental Plan of Distribution (Conflicts of Interest)" on page 9 of this pricing supplement.

Key Risks
An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying underlying supplement no. 3 and the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss:  The Securities differ from ordinary debt securities in that HSBC is not necessarily obligated to repay the full Principal Amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive or negative. If the Index Return is negative and the Index's percentage decline is more than 15%, HSBC will pay you less than your Principal Amount at maturity resulting in a loss of principal equal to the negative Index Return in excess of the 15% Buffer.  Accordingly, you could lose up to 85% of the Principal Amount of the Securities.

♦
Buffered Downside Market Exposure Applies Only if You Hold the Securities to Maturity: You should be willing to hold your Securities to maturity.  If you are able to sell your Securities in the secondary market, you may have to sell them at a loss even if the level of the Index has not declined by more than the Buffer.

♦
The Multiplier Applies Only if You Hold the Securities to Maturity: You should be willing to hold your Securities to maturity.  If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than the Index’s return even if such return is positive and when magnified by the Multiplier does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and earn the potential Maximum Gain on the Principal Amount from HSBC only if you hold your Securities to maturity.

♦
Maximum Gain: You will not participate in any increase in the level of the Index (as magnified by the Multiplier) beyond the Maximum Gain of 29.50%, which could be significant. YOU WILL NOT RECEIVE A RETURN ON THE PRINCIPAL AMOUNT GREATER THAN THE MAXIMUM GAIN. As a result, your return on the Securities is limited and could be less than a hypothetical direct investment in the Index.

♦	No Interest Payments: HSBC will not make any interest payments in respect to the Securities.

♦
The Securities are Subject to the Credit Risk of the Issuer: The Securities are senior unsecured debt obligations of HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

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The Securities Lack Liquidity:  The Securities will not be listed on any securities exchange or quotation system. An affiliate of HSBC intends to offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which an affiliate of HSBC is willing to buy the Securities.  This price, if any, will exclude any fees or commissions paid by brokerage account holders when the Securities were purchased and therefore will generally be lower than such purchase price.

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Owning the Securities is Not the Same as Owning the Stocks Comprising the Index: The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of stocks included in the Index would have.

♦
Price Prior to Maturity: The market price of the Securities will be influenced by many factors including the level of the Index, volatilities, dividends, the time remaining to maturity of the Securities, interest rates, geopolitical conditions, economic, political, financial and regulatory or judicial events, and the creditworthiness of HSBC.

♦
There are Risks Associated with Small Capitalization Stocks: The equity securities included in the Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

♦
Changes Affecting the Index: The policies of the reference sponsor concerning additions, deletions and substitutions of the stocks included in the Index and the manner in which the reference sponsor takes account of certain changes affecting those stocks included in the Index may adversely affect the level of the Index.  The policies of the reference sponsor with respect to the calculation of the Index could also adversely affect the level of the Index.  The reference sponsor may discontinue or suspend calculation or dissemination of the Index.  Any such actions could have an adverse effect the value of the Securities.

♦
The Index Reflects Price Return, Not Total Return: The return on your Securities is based on the performance of the Index, which reflects the changes in the market prices of the component stocks underlying the Index. It is not, however, linked to a ‘total return’ index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the component stocks. The return on your Securities will not include such a total return feature or dividend component.

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Potential HSBC Impact on Price: Trading or transactions by HSBC USA Inc. or any of its affiliates in the stocks held by the Index or in futures, options, exchange-traded funds or other derivative products on the stocks held by the Index, may adversely affect the market value of the stocks held by the Index, and, therefore, the market value of the Securities.

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Impact of Fees on Secondary Market Prices: Generally, the price of the Securities in the secondary market, if any, is likely to be lower than the initial offering price since the issue price includes and the secondary market prices are likely to exclude, hedging costs or, for brokerage account holders, commissions and other compensation paid with respect to the Securities.

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Potential Conflict of Interest: HSBC and its affiliates may engage in business with the issuers of the stocks comprising the Index, which may present a conflict between the obligations of HSBC and you, as a holder of the Securities.  The Calculation Agent, who is the issuer of the Securities, will determine the Payment at Maturity based on the observed Final Level.  The Calculation Agent can postpone the determination of the Final Level or the Maturity Date if a market disruption event occurs and is continuing on the Final Valuation Date.

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Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates: HSBC, UBS Financial Services Inc., or any of their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and such research, opinions or recommendations may be revised at any time.  Any such research, opinions or recommendations could affect the price of the stocks included in the Index, and therefore, the market value of the Securities.

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The Securities are Not Insured by any Governmental Agency of the United States or any Other Jurisdiction: The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Securities.

♦
Uncertain Tax Treatment: There is no direct legal authority as to the proper tax treatment of the Securities, and therefore significant aspects of the tax treatment of the Securities are uncertain, as to both the timing and character of any inclusion in income in respect of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Index.  HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Securities in accordance with this approach.  Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts" in the prospectus supplement for certain U.S. federal income tax considerations applicable to Securities that are treated as pre-paid cash-settled forward or other executory contracts.  Because of the uncertainty regarding the tax treatment of the Securities, we urge you to consult your tax adviser as to the tax consequences of your investment in a Security.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Security prior to the receipt of payments with respect to the Security or its earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Security as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Security could be subject to U.S. withholding tax in respect of a Security. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities. For a more complete discussion of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement.

The Russell 2000® Index

Description of the Index

The Index is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the Index consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of 7/31/11 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the Index, see “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.

Historical Performance of the Index

The following graph sets forth the historical performance of the Index based on the daily historical closing levels from August 25, 2006 to August 26, 2011 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical levels of the Index should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

The Closing Level of the Index on August 26, 2011 was 691.79.

Events of Default and Acceleration
If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated Payment at Maturity due and payable in the same general manner as described in “Final Terms” in this pricing supplement.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the accelerated Index Return.  If a market disruption event exists on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will be the fifth business day following the postponed accelerated Final Valuation Date.

If the Securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Securities.  For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)
Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Securities from us for distribution to UBS Financial Services Inc. (the “Agent”). We have agreed to sell to the Agent, and the Agent has agreed to purchase, all of the Securities at the price indicated on the cover of this pricing supplement. We have agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. The price to public for all purchases of Securities in brokerage accounts is $10.00 per Security.  The Agent may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates for distribution of the Securities to such brokerage accounts.  The Agent will act as placement agent for sales to certain advisory accounts at a purchase price to such accounts of $9.80 per Security, and will not receive a sales commission with respect to such sales.

Subject to regulatory constraints, HSBC (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so.  We or our affiliate will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the accompanying prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.